STOCK PURCHASE
AGREEMENT


THIS AGREEMENT is made and entered into, by, and between Sanjeev Welling, referred to as "Seller," and Helios & Matheson Information
Technology Ltd. (NSE: HELIOSMATH), referred to as "Buyer."

WHEREAS, Seller is the owner and holder of certain fully diluted shares of Common Stock shares in The A Consulting Team Inc. ("TACT" or
"Company" Nasdaq: TACX) referred to as "TACT-
Shares"; and

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, Ninety Two
Thousand Four Hundred and Seventy Tree (92,473) shares of stock of Company held by the Seller upon the terms and conditions and for the consideration set forth below;

NOW, THEREFORE, in consideration of the
mutual covenants contained in this agreement, the parties agree as follows:


ARTICLE 1
PURCHASE

Section 1.01. Purchase

For the purchase price, and on the terms and subject to the conditions set forth in this agreement, Seller hereby sells, assigns, transfers, and delivers to Buyer, and Buyer hereby purchases from Seller, all of his right, title, and interest in the Ninety Two
Thousand Four Hundred and Seventy Three (92,473)
TACT-Shares now owned by the Seller. The stock will be delivered to the Buyer at Closing.


ARTICLE 2
PURCHASE PRICE

Section 2.01. Purchase Price

The purchase price to be paid by Buyer to Seller for the TACT-Shares is Four Hundred Sixty Two
Thousand Three Hundred Sixty Five Dollars (USD
$462,365.00), which will be paid in full at Closing





ARTICLE 3
WARRANTIES OF SELLER IN THEIR
INDIVIDUAL CAPACITY

Section 3.01. Warranties of Seller.

	Seller hereby warrants, represents, and
covenants to Buyer, and this agreement is made in reliance on the following, each of which is deemed to be a separate covenant, representation, and warranty:

(a)	Authority

This contract is entered into on the basis and representation of Seller that he has the necessary title, power, authority, sanction and consent of the general body of shareholders or statutory govt. regulatory authorities to enter into this Agreement.

(b)	Ownership of Stock

	Seller owns, beneficially and of record, free and clear of all liens, charges, claims, equities, restrictions, or encumbrances, the shares of capital stock of the Company set forth opposite his or her name in Section 1.01 hereof, which is attached to and incorporated in this agreement, and has the full right, power, and authority to sell, transfer, and deliver to the Buyer, in accordance with this agreement, the number of shares of common stock of the Company so set forth, free and clear of all liens, charges, claims, equities, restrictions, and encumbrances and attachments. The sale by Seller of those shares does not constitute a breach or violation of, or default under, any will, deed or trust, agreement, or other instrument by which that Seller is bound.



ARTICLE 4
WARRANTIES OF BUYER

Section 4.01. Warranties of Buyer

	The purchase and sale described in this
agreement shall be consummated, on September 5, 2006.

Section 4.02. Procedure and Obligations at
Closing and Post Closing

	On the closing date,
(a) Buyer shall wire Four Hundred and Sixty Two
Thousand Three Hundred Sixty Five Dollars (USD
$462,365.00) to Seller.
	Seller Bank Account Details:

Bank Name and Branch:	XXXXXXXXX
Account number:  		XXXXXXXXX
Swift Code: 			XXXXXXXXX
Wire routing number:  	XXXXXXXXX

(c)	Seller shall hand over Ninety Two Thousand
Four Hundred and Seventy Three (92,473)
TACT shares to Buyer's attorney, Navneet
Chugh of the The Chugh Firm

Section 4.03. Survival of Warranties

The warranties, representations, and
covenants of each of the parties to this agreement, Buyer and Seller, shall survive for one-year after the execution of this agreement and the consummation of the purchase and sales described in this agreement.

ARTICLE 5
COVENANT NOT COMPETE

Section 5.01. Non-Compete

Seller agrees that for a period of one (1) year after the execution of this Agreement, Seller shall not directly or indirectly, or in any capacity, individually or in any corporation, firm, association or other business entity, compete or attempt to compete with TACT, (a) by soliciting business from any customer, broker and/or client of TACT, if such solicited business competes with the business of TACT, or (b) inducing any personnel of TACT to leave the service of TACT, or by employing or contracting with any such personnel. The provisions of this Section shall be construed as a Covenant to this Agreement independent of any other provision contained herein and shall be enforceable in both law and equity, including by temporary or permanent restraining orders, notwithstanding the existence of any claim or cause of action by Employee against TACT, whether predicated on this Agreement or otherwise.



ARTICLE 6
Notification


Section 6.01. Nonassignability

	Neither this agreement, nor any interest in this agreement, shall be assignable by the Buyer without the prior written consent of the Seller.

Section 6.02. Notices

	All notices required or permitted to be given under this agreement shall be in writing and shall be sent by first-class mail, postage prepaid, deposited in the United States mail.

	If intended for the Seller, shall be given to the Seller and shall be addressed:

	Sanjeev Welling, XXXXXXXXXXXXXXXXXXXXXXXXXXXXX

	And if intended for the Buyer, shall be
addressed:

	Helior & Matheson Information
Technology Ltd., #9, Nungambakkam High
Road, Chennai 600 034, India.


With a copy to:

		Navneet S. Chugh, Attorney, C.P.A.
		The Chugh Firm, APC
		13304 Alondra Blvd., 2nd Floor,
Cerritos, CA 90703-2263
		Email: Navneet@chugh.com

	Any party to this agreement may change the address for notices to be sent to him or her by written notice to the other parties.

Section 6.03. Governing Law

	All questions with respect to the
construction of this agreement, and the rights and liabilities of the parties to this agreement, shall be governed by the laws of the State of New Jersey.

Section 6.04. Arbitration


	Any controversy between the parties hereto involving the construction or application of any terms, covenants or conditions of this Agreement or the Note, or any claims arising out of or relating to this Agreement or the Note, or the breach hereof or thereof, will be submitted to and settled by final and binding arbitration in New York, in accordance with the rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In the event of any arbitration under this Agreement or the Note, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the arbitrator to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.



Section 6.05. Inurement

	Subject to the restrictions against
assignment as contained in this agreement, this agreement shall inure to the benefit of, and shall be binding upon, the assigns, successors in interest, personal representatives, estates, heirs, and legatees of each of the parties to this agreement.

Section 6.06. Attorneys' Fees

	In the event of any controversy, claim or dispute between the parties to this agreement, arising out of or relating to this agreement or the breach of this agreement, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees, and costs.

Section 6.07. Entire Agreement

	This agreement, along with the related
promissory note and security agreement, contains the entire agreement of the parties to it, and supersedes any prior written or oral agreements between them concerning the subject matter contained in this agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties to this agreement, relating to the subject matter contained in this agreement, which are not fully expressed in it. Any schedules or exhibits referenced herein to be delivered by Seller and not so delivered or attached as of the date hereof may be delivered at any time within two weeks of the date hereof.


EXECUTED on September 5, 2006, at New York,
NY.


SELLER

/s/ Sanjeev Welling
Sanjeev Welling

BUYER: Helios & Matheson Information
Technology Ltd.


/s/ V. Ramachandiran / September 6, 2006
By:  V. Ramachandiran/Chareman